Exhibit 3.263

ARTICLES OF ORGANIZATION

OF

P&C PUBLISHING LLC

Under Section 203 of the New York Limited Liability Company Law

FIRST: The name of the limited liability company is:

P&C Publishing LLC.

SECOND: The county within the state in which the office of the limited liability company is to be located is New York County.

THIRD: The Secretary of State of the State of New York is designated as agent of the Company upon whom process against it may be served. The address within or without the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the Company served against the limited liability company served upon him or her is Corporation Service Company, 80 State Street, Albany, New York 12207-2543.

FOURTH: The limited liability company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law

Dated: June 10, 2005

/s/ Rochelle J. Brook
Rochelle J. Brook, Organizer

ARTICLES OF ORGANIZATION

OF

P&C PUBLISHING LLC

Under Section 203 of the Limited Liability Company Law

Wolf, Block, Schorr and Solis-Cohen LLP

250 Park Avenue — 10th Floor

New York, NY 10177

CERTIFICATE OF CHANGE

OF

P&C PUBLISHING LLC

Under Section 211-A of the Limited Liability Company Law

1. The name of the limited liability company is: P & C PUBLISHING LLC.

2. The date of filing of the original articles of organization with the Department of State is JUNE 13, 2005.

3. The change(s) effected hereby are:

To change the post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the limited liability company which may be served on him to read as follows: c/o C T Corporation System, 111 Eighth Avenue, New York, NY 10011.

To designate C T CORPORATION SYSTEM located at 111 Eighth Avenue, New York, NY 10011 as its registered agent in New York upon whom all process against the limited liability company may be served.

/s/ Paul Robinson
(Name & Title of Signer) Paul Robinson Authorized Person

CERTIFICATE OF CHANGE

(Title of Document)

OF

P & C Publishing LLC

(Entity Name)

Under Section 211-A of the Limited Liability Law

(Law under which filing made)

Filed by:

Warner Music Group

(Name)

75 Rockefeller Plaza

(Mailing address)

New York, NY 10019

(City, State and ZIP code)